Exhibit 99(a)

                                  CNBC BANCORP

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _________________________________, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all CNBC Bancorp common shares that the undersigned would be entitled to vote at the special meeting of shareholders of CNBC Bancorp to be held at CNBC Bancorp, located at 3650 Olentangy River Road, Columbus, Ohio, on ___________, ________ ___, 2003, at _:__ _.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of CNBC Bancorp recommends a vote FOR adoption of the Agreement of Reorganization and Merger dated August 28, 2002, by and between First Merchants Corporation and CNBC Bancorp pursuant to which CNBC Bancorp will merge with and into First Merchants Corporation, and Commerce National Bank, CNBC Retirement Services, Inc. and CNBC Statutory Trust I will become wholly-owned subsidiaries of First Merchants Corporation.

      1.    Adoption of the Agreement of Reorganization and Merger:

                  ________ FOR       _______ AGAINST         ________ ABSTAIN

      2. In their discretion, on such other matters as may properly be presented at the special shareholders meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF CNBC BANCORP.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated: ______________, 2003.

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                       (SIGNATURE OF SHAREHOLDER)

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                       (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.